MediaOne Group, Inc.
             RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                        PREFERRED STOCK DIVIDENDS
                           (Dollars in Millions)

                                                                            Quarter Ended

                                                                       3/31/00        3/31/99
                                                                     -------------  -------------

Income (loss) before income taxes                                    $      1,913   $      (148)
Interest expense (net of amounts
  capitalized)                                                                147            96
Interest factor on rentals (1/3)                                                1             1
Equity losses in unconsolidated
  ventures (less than 50% owned)                                               52            102
Minority interest expense                                                      49             49
                                                                     -------------  -------------

Earnings                                                             $       2,162  $        100
                                                                     =============  =============

Interest expense                                                     $         150  $         99
Interest factor on rentals (1/3)                                                1              1
Minority interest expense                                                      49             49
Preferred stock dividends (pre-tax
  equivalent)                                                                   1             23
                                                                     -------------  -------------

Fixed charges                                                        $         201  $        172
                                                                     =============  =============

Ratio of earnings to combined fixed
  charges and preferred stock dividends                                      10.76 A           - B
-----------------------------------------------------------          -------------  -------------

A) Earnings for the quarter ended March 31, 2000 include gains on sales of international investments of $1,993, and domestic investments of $191. Without these gains totaling $2,184, earnings would be insufficient to cover fixed charges by $223.

B) Earnings for the quarter ended March 31, 1999 were insufficient to cover fixed charges by $72.


                            MediaOne Group, Inc.
                      RATIO OF EARNINGS TO FIXED CHARGES
                              (Dollars in Millions)

                                                                            Quarter Ended

                                                                       3/31/00        3/31/99
                                                                     -------------  -------------

Income (loss) before income taxes                                    $      1,913   $       (148)
Interest expense (net of amounts
  capitalized)                                                                147             96
Interest factor on rentals (1/3)                                                1              1
Equity losses in unconsolidated
  ventures (less than 50% owned)                                               52            102
Minority interest expense                                                      49             49

Earnings                                                             $      2,162   $        100
                                                                     -------------  --------------

Interest expense                                                     $        150   $         99
Interest factor on rentals (1/3)                                                1              1
Minority interest expense                                                      49             49
                                                                     -------------  --------------


Fixed charges                                                        $         200  $        149
                                                                     =============  ==============

Ratio of earnings to fixed charges                                          10.81 A            - B

-----------------------------------------------------------          -------------  -------------

A) Earnings for the quarter ended March 31, 2000 include gains on sales of international investments of $1,993, and domestic investments of $191. Without these gains totaling $2,184, earnings would be insufficient to cover fixed charges by $222.

B) Earnings for the quarter ended March 31, 1999 were insufficient to cover fixed charges by $ 49.